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                                                                   Exhibit 10.23
                        SECOND AMENDMENT
                               TO
  SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                               OF
                  URBAN SHOPPING CENTERS, L.P.

     This Second Amendment (this "Amendment") to the Second
Amended and Restated Agreement of Limited Partnership, dated as of October 14, 1993 (as amended through the date hereof, the "Partnership Agreement"), of Urban Shopping Centers, L.P., an
Illinois limited partnership (the "Partnership"), is entered into as of the 18th day of December, 1996 between Urban Shopping
Centers, Inc., a Maryland corporation, as general partner (the
"General Partner"), with the consent of the Persons whose names are set forth on Exhibit A to the Partnership Agreement, as limited partners (the "Limited Partners"), and the undersigned Limited Partner which is being admitted to the Partnership on the date hereof.

     WHEREAS, the General Partner and the Limited Partners desire to amend the Partnership Agreement to create a class of 7%
Cumulative Convertible Redeemable Preferred Partnership Units
(the "Preferred Units") and a new class of common Partnership
Units (the "Class B Units") and to set forth the rights, powers, duties and preferences of the Preferred Units and the Class B Units;

     NOW, THEREFORE, pursuant to Section 14.1.3 of the Partnership Agreement, the General Partner and the Limited Partners hereby amend the Partnership Agreement as follows:

     1.        The definitions of "Net Income" and "Net Loss" in
Article I of the Partnership Agreement are hereby amended by adding "and Section 6.4" after the words "Sections 6.2 and 6.3" in such definitions.

     2.        The definition of "Partnership Unit" or "Unit" in
Article I of the Partnership Agreement is hereby amended by adding the following language at the end of the first sentence thereof: ", and, except where the context indicates otherwise, includes Preferred Units and Class B Units".

     3. The definition of "Percentage Interest" in Article I of the Partnership Agreement is hereby amended by adding the following sentence as the second sentence thereof: "For purposes of determining Percentage Interests, Class B Units shall be considered Partnership Units, but Preferred Units shall not be considered Partnership Units."

     4. Section 4.2 of the Partnership Agreement is hereby amended by adding the following new subsection 4.2.6 at the end of such Section:

          "4.2.6  Issuance of Preferred Units and Class B Units.
                  ---------------------------------------------

          4.2.6.1 The General Partner shall have authority to cause the Partnership to issue up to 1,018,182 7% Cumulative Convertible Redeemable Preferred Partnership Units (the "Preferred Units") in connection with the acquisition by the Partnership of the Old Orchard shopping mall. The Preferred Units shall have the rights, powers, duties and preferences set forth below. The General Partner shall have authority to cause the Partnership to issue up to 1,018,182 Class B Partnership Units (the "Class B Units") upon conversion of the Preferred Units. The Class B Units shall have the same rights, powers, duties and preferences as ordinary Partnership Units, except as set forth below. Upon execution of an agreement to be bound by all of the terms and conditions of the Partnership Agreement, the purchaser of the Preferred Units shall be admitted as a Limited Partner of the Partnership.




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          4.2.6.2   The holders of Preferred Units shall be
     entitled to receive, when, as and if declared by the General
     Partner's Board of Directors out of funds legally available therefor, cumulative preferential distributions payable in cash in an amount per Preferred Unit equal to $1.925 per annum.
     Such distributions shall begin to accrue and shall be fully cumulative from the date of issuance of the Preferred Units (the
     "Issue Date"), whether or not in any period or periods there shall be funds legally available therefor, and shall be payable quarterly in arrears on the last day of March, June, September and December of each year (each, a "Distribution Payment Date"), commencing on the first Distribution Payment Date after the Issue Date, when, as and if declared by the General Partner's Board of Directors, to the holders of record of Preferred Units as they appear on the records of the Partnership at the close of business on each Distribution Payment Date. The distributions payable for each full period for the Preferred Units shall be computed by dividing the annual distribution rate by four. The distributions payable for the initial period and for any other period shorter than a full period shall be computed based on the number of days the Preferred Units were outstanding during the period versus the number of days in the full period. The distributions on the Preferred Units shall be payable as a preference to any other distributions by the Partnership solely out of Available Cash which is derived from or attributable to the Old Orchard shopping mall unless and until such time, if any, as the Partnership sells all or any substantial part of the Old Orchard shopping mall and will be payable as a preference to any other distributions by the Partnership from the Partnership's entire Available Cash from and after such time. To the extent any distributions on the Preferred Units are not made, whether or not because of insufficient funds, the unpaid amount will be cumulative without interest and will be payable prior to any future distributions on the Preferred Units. Accrued and unpaid distributions for any past periods may be declared and paid at any time and for such interim periods, without reference to any regular Distribution Payment Date, to the holders of Preferred Units entitled thereto. Any distribution payment made on the Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to the Preferred Units which remains payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any distributions on the Preferred Units which may be in arrears. Holders of Preferred Units shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the Preferred Units.

          4.2.6.3 So long as any Preferred Units are outstanding, no distributions (other than distributions paid solely in, or options, warrants or rights to subscribe for or purchase, securities which are junior to the Preferred Units in both the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up ("Fully Junior Securities")) shall be declared or paid or set apart for payment on Fully Junior
     Securities or on securities which are junior to the Preferred
     Units in either the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up ("Junior Securities"), nor shall any Junior Securities or Fully Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock or Partnership Units made pursuant to any plan providing for the acquisition, whether directly or pursuant to options or other securities, of Common Stock or Partnership Units by Directors, officers or employees of the General Partner or of any entity in which the General Partner, either directly or indirectly, owns more than a 50% economic interest) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Securities or Fully Junior Securities) by the General Partner or the Partnership, directly or indirectly (except by conversion into or exchange for Fully Junior Securities),





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     unless in each case (i) the full cumulative distributions on all outstanding Preferred Units shall have been paid or declared and set apart for payment for all past periods with respect to the Preferred Units and (ii) sufficient funds shall have been set apart for payment of the distribution for the current period with respect to the Preferred Units.

          4.2.6.4 Upon the occurrence of an Event of Dissolution, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of Junior Securities or Fully Junior Securities, the holders of the Preferred Units shall be entitled to receive $27.50 per Preferred Unit plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders (the "Liquidation Preference"); but such holders shall not be entitled to any further payment. The Liquidation Preference shall be payable only to the extent of the Capital Account balance of each such holder of Preferred Units, after giving effect to all contributions, distributions and allocations for all periods, and solely out of proceeds which are derived from or attributable to the liquidation of the Old Orchard shopping mall upon an Event of Dissolution unless the Partnership shall have sold all or any substantial part of the Old Orchard shopping mall prior to such Event of Dissolution, in which case the Liquidation Preference shall be payable out of the general liquidation proceeds of the Partnership. If, upon the occurrence of an Event of Dissolution, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Preferred Units shall be insufficient to pay in full the Liquidation Preference, then such assets, or the proceeds thereof, shall be distributed among the holders of the Preferred
     Units pro rata in accordance with the respective amounts that would be payable to each holder if all amounts payable were paid in full. Subject to the rights of the holders of any other class of securities, upon an Event of Dissolution, after payment shall have been made in full to the holders of the Preferred Units as provided above, any other class or classes of Junior Securities or Fully Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets of the Partnership remaining to be paid or distributed, and the holders of the Preferred Units shall not be entitled to share therein.

          4.2.6.5 The Preferred Units shall be convertible, in whole or in part, at the option of each holder on not less than 90 days' notice by such holder to the Partnership at any time after the seventh anniversary of the Issue Date, unless previously redeemed, into Class B Units at a conversion rate of one Class B Unit for each Preferred Unit. Holders of Preferred Units may give notice of conversion of Preferred Units after notice of redemption of such Preferred Units is given by the Partnership pursuant to Section
     4.2.6.7 so long as such conversion may and does occur prior to the redemption date set by the Partnership. Upon the date of any such conversion for which the converting holder gave notice of conversion after the Partnership gave notice of redemption pursuant to Section 4.2.6.7 (but not otherwise), the Partnership shall pay the converting holder an amount equal to all distributions (whether or not earned or declared) accrued and unpaid on the Preferred Units being converted to such conversion date on the Preferred Units which were called for redemption and are being converted. Holders of Preferred Units shall not be entitled to a pro rata distribution on the Preferred Units for the period during which any Preferred Units are converted into Class B Units if such holders do not hold such Preferred Units on the Distribution Payment Date for such period, but such holders shall be entitled to distributions on the Class B Units as provided in Section 4.2.6.6.






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          4.2.6.6   The Class B Units shall have the same rights,
     powers, duties and preferences as ordinary Partnership
     Units, except as provided in Section 4.2.6.8 and Section
     6.4, and shall be convertible into Common Stock pursuant to
     Section 4.2.5 in the same manner and on the same basis as are ordinary Partnership Units.

          4.2.6.7 The Preferred Units shall not be redeemable by the Partnership prior to the seventh anniversary of the Issue Date. On and after the seventh anniversary of the Issue Date, the Preferred Units shall be redeemable on not less than 100 days' notice by the Partnership to the holders thereof for cash, in whole or in part, at the option of the Partnership, for $27.50 per Preferred Unit, plus accrued and unpaid distributions, if any, thereon to the date of redemption, including a pro rata distribution for the period from the immediately preceding Distribution Payment Date to the redemption date. If fewer than all the outstanding Preferred Units are to be redeemed, the redemption shall be pro rata among all holders of Preferred Units.

          4.2.6.8 The holders of the Preferred Units shall not have any right to vote or consent to Partnership matters or amendments to the Partnership Agreement or to receive notice of Partnership action, except as set forth in Section 14.1.3 and except as follows:

                    (a) No amendment to this Section 4.2.6 shall be made without the consent of the holders of at least two-thirds of the Preferred Units then outstanding;

                    (b) No amendment to Section 6.4 shall be made without the consent of the holders of at least two-thirds of the Preferred Units and the Class B Units then outstanding, voting together as a single class;

                    (c)  The holders of the Preferred Units and
          the Class B Units shall receive at least six months' prior written notice of sales of the Old Orchard shopping mall and at least three months' prior written notice of any refinancing of the debt which is secured by the Old Orchard shopping mall which significantly changes the maturity of such debt or converts the note evidencing such debt into a term note."

     5. Article VI of the Partnership Agreement is hereby amended by adding the following new Section 6.4 at the end of such Article:

          "Section 6.4  Special Allocations With Respect to Preferred Units,
                        ----------------------------------------------------
                        Class B Units and Old Orchard Shopping Mall.
                        -------------------------------------------

          Notwithstanding the provisions of Section 6.1 (but subject to the other provisions of this Article VI and this Agreement), the profits and losses of the Partnership shall be allocated as follows to reflect the investment and terms of the Preferred Units and Class B Units. Such allocations shall be made for purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves.
     The Partnership's items of income, gain, loss and deduction computed in accordance with Section 4.4 shall be allocated among the Partners for each taxable year (or portion thereof) ending on or after the date of this amendment as provided below with respect to Old Orchard and other assets acquired in connection therewith.

          Section 6.4.1 NET INCOME. After giving effect to the special allocations set forth in Sections 6.2 and 6.3 and excepting all items of depreciation of, and gain or loss from the sale or disposition of, Old Orchard, Net Income with respect to Old Orchard shall be allocated:






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                         (a) first, to the General Partner to the
               extent that, on a cumulative basis, Net Losses previously allocated to the General Partner pursuant to clause (c) of the first sentence of Section 6.4.2 exceed Net Income previously allocated to the General Partner pursuant to this clause (a) of the first sentence of Section 6.4.1;

                         (b) second, to the holders of Preferred
               Units to the extent of the excess of the sum of
               (i) the cumulative amount of all preferred distributions which theretofore have been paid, or which have been accrued under Section 4.2.6.2 but not paid, and (ii) all previous allocations of Net Loss under Section 6.4.2 to the holders of Preferred Units, over the previous allocations under this clause (b); and

                         (c) third, to the Partners other than
               the holders of Preferred Units in accordance with their respective Percentage Interests.

          After giving effect to the special allocations set forth in Sections 6.2 and 6.3, any gain from the sale or disposition of Old Orchard shall be allocated 1% to the General Partner and the remaining 99% as follows:

                         (a) first, to the holders of Preferred
               Units to the extent equal to the sum of (i) the excess, if any, of the Liquidation Preference for such Units over the Adjusted Capital Account for such Units and (ii) the excess of the cumulative amount of all preferred distributions which theretofore have been paid, or which have been accrued under Section 4.2.6.2 but not paid, over the previous net positive allocations under the first sentence of each of Sections 6.4.1 and 6.4.2, provided that to the extent such a holder converts his Preferred Units for Class B Units, such holder shall be treated as continuing to be a holder of Preferred Units under this clause (a) to the extent necessary to permit allocations of gain to restore parity between such holder's adjusted Capital Account existing at such conversion and such holder's Liquidation Preference; and

                         (b) second, to the Partners other than
               the holders of Preferred Units in accordance with their respective Percentage Interests.

          Section 6.4.2 NET LOSSES AND LOSSES ATTRIBUTABLE TO DEPRECIATION. After giving effect to the special allocations set forth in Sections 6.2 and 6.3 and excepting all items of depreciation of Old Orchard and gains or losses from any sale or disposition of Old Orchard, Net Losses with respect to Old Orchard shall be allocated:

                         (a) first, to the Partners other than
               the holders of Preferred Units in accordance with their respective Percentage Interests, provided that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.4.2 to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit) with Adjusted Capital Accounts and Adjusted Capital Account Deficits being determined solely for this purpose as if Old Orchard were the sole asset in the Partnership and the Partner's capital contribution made with respect to the Partnership's acquisition of Old Orchard were the only contribution and the allocations under
               Section 6.4 were exclusive of any allocations made under Section 6.1 (hereafter referred to as the "Old Orchard Segregation Basis");


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                         (b) second, to the holders of Preferred
               Units (to the extent of such interests) provided that Net Losses shall not be allocated to any such holder pursuant to this Section 6.4.2 to the extent that such allocation would cause such holder to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit), as computed using the Old Orchard Segregation Basis, and

                         (c) to the General Partner to the extent
               in excess of all limitations set forth in clauses (a) and (b) immediately above.

                    All items of depreciation with respect to Old Orchard for any taxable year and any loss from the sale or disposition of Old Orchard shall be allocated 1% to the General Partner and the remaining 99% as follows:

                         (a) first, to the Partners other than
               the holders of Preferred Units in accordance with their Percentage Interests until the cumulative amount of such depreciation or loss so allocated shall equal the capital contribution of such Partner made in connection with the Partnership's acquisition of Old Orchard;

                         (b) second, to the holders of Preferred
               Units until the cumulative amount of such depreciation or loss so allocated shall equal the capital contribution of such Limited Partner made in connection with the Partnership's acquisition of Old Orchard; and

                         (c) thereafter to the holders of
               Preferred Units.

                    Notwithstanding any other provision herein, it is the intent of the Partners that no items of depreciation will be allocated to any Limited Partner other than a holder of Preferred Units or Class B Units.

          Section 6.4.3 NONRECOURSE LIABILITIES. For purposes of Regulations under Section 1.752-3(a), the Partners agree that with respect to Nonrecourse Liabilities of the Partnership secured by a mortgage on Old Orchard in excess of the sum of (a) the amount of Partnership Minimum Gain (computed under the Old Orchard Segregation Basis) and
     (b) the total amount of Nonrecourse Built-in Gain (computed under the Old Orchard Segregation Basis), such Nonrecourse Liabilities shall be allocated 1% to the General Partner and 99% to the holders of Preferred Units and Class B Units, if any.

          Section 6.4.4 GAINS. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to
     Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

          Section 6.4.5 ALLOCATIONS FOLLOWING A SALE OR DISPOSITION OF OLD ORCHARD. Following any sale or disposition of Old Orchard (other than a sale or disposition occurring in connection with or following an Event of Dissolution), if the Preferred Units of any Partner are not redeemed by the Partnership and remain outstanding, the General Partner shall make such allocations of Net Income or Net Losses with respect to all assets of the Partnership to cause the Adjusted Capital Accounts of such holders to equal the Liquidation Preference and to permit the distributions contemplated by Section 4.2.6.2.


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          Section 6.4.6  CAPITAL ACCOUNTS.  The Capital Accounts
     of the General Partner and the holder of the Preferred Units shall each be increased by the amount of the Capital Contribution contributed by such Partner with respect to Old Orchard. The Capital Accounts of all other Limited Partners shall not be affected by such Capital Contributions."

     6. As herein amended, the Partnership Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     7. This Amendment shall be governed by the internal laws of the State of Illinois.

     8. Capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in the Partnership Agreement.






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     IN WITNESS WHEREOF, the undersigned, the General Partner of the Partnership, has executed this Amendment to the Partnership
Agreement as of the date written above.

                              URBAN SHOPPING CENTERS, INC.


                              By:    /s/ Michael Hilborn
                                     ------------------------------------------
                              Name:  Michael Hilborn
                              Title: Senior Vice President


     IN WITNESS WHEREOF, the undersigned, which is hereby being admitted as a Limited Partner of the Partnership, agrees to be bound by all of the terms and conditions of the Partnership Agreement as of the date written above.

                                                       H. RIGEL
                              BARBER, GARY A. NICKELE AND JEFFREY A.
                              GLUSKIN, NOT PERSONALLY BUT AS OWNER
                              TRUSTEES UNDER THE TRUST AGREEMENT DATED
                              AS OF NOVEMBER 22, 1996 AND KNOWN AS THE
                              OLD ORCHARD TRUST


                              By:   /s/ H. Rigel Barber
                                    ---------------------------------------
                                    H. Rigel Barber
                                    Owner Trustee


                              By:  /s/ Gary A. Nickele
                                   ----------------------------------------
                                   Gary A. Nickele
                                   Owner Trustee


                              By:  /s/ Jeffrey A. Gluskin
                                   ----------------------------------------
                                   Jeffrey A. Gluskin
                                   Owner Trustee